SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 20, 2014 (February 14, 2014)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-10822 (Commission File Number)	62-1470956 (IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

(e)     Compensatory Arrangements of Certain Officers

J. Justin Hutchens.

The Compensation Committee approved the payment of a bonus of $1,000,000 to Mr. Hutchens based on his incentive performance plan for 2013. This bonus consisted of $400,000 FFO bonus and $400,000 Dividend bonus as provided in the 2013 bonus plan, plus an additional $200,000 granted at the discretion of the Compensation Committee. The Compensation Committee approved a base salary for Mr. Hutchens for 2014 of $400,000.

In addition, the Compensation Committee agreed to amend Mr. Hutchens’ Employment Agreement to do the following:

•
Provide that Mr. Hutchens shall continue to be granted a fully vested option to purchase 100,000 shares of common stock on February 25th of each year during the term of his Employment Agreement provided that Mr. Hutchens remains employed by NHI on that date, priced at the fair market price of NHI's common stock on the date granted.

•
Replace the existing change in control provision to provide that in the event there is a change in control of NHI and Mr. Hutchens does not remain the CEO of the surviving entity, upon the closing of such change in control transaction, Mr. Hutchens will receive a grant of stock with a value equal to 750,000 shares times the spread between the price of NHI stock on the day prior to the announcement of the change in control transaction and the per share value received by the NHI shareholders in the change in control transaction.

•
Delete the requirement that if Mr. Hutchens resigns his employment with the Company during the term of this Agreement other than due to a Constructive Discharge, Mr. Hutchens must pay the Company in a lump sum an amount equal to $380,000 upon such termination.

Other Executive Officers

In connection with the Company's 2013 performance, on February 14, 2014, the Compensation Committee approved bonuses and 2014 base salary increases to other executive officers.

Named Executive Officer	2013 Bonus	2014 Base Salary
Roger Hopkins	$230,000	$278,486
Kristin S. Gaines	$280,000	$150,648

Equity Grant

The Compensation Committee of NHI approved the following stock option grants for its named executive officers, granted February 25, 2014:

J. Justin Hutchens	100,000
Roger Hopkins	50,000
Kristi Gaines	50,000
The exercise price for each of the options will be the closing price of NHI’s common stock on February 25, 2014. Mr. Hutchens’ options are fully vested on the date of grant and Mr. Hopkins and Ms. Gaines options are vested 1/3 on the date of grant and 1/3 on each of the first and second anniversary of the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    /s/Roger Hopkins
Name:    Roger Hopkins
Title:     Principal Accounting Officer

Date:    February 20, 2014